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                                                                    Exhibit 23.3

                         [ERNST & YOUNG LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vision Twenty-One, Inc. Employee Stock Purchase Plan of our report dated March 11, 1998 (except Note 16, as to which the date is March 31, 1998), with respect to the consolidated financial statements of Vision Twenty-One, Inc. and Subsidiaries at December 31, 1996 and 1997 and for the three years in the period ended December 31, 1997 included in the Form 8-K dated August 19, 1998, filed with the Securities and Exchange Commission.






                                               /s/  Ernst & Young LLP



Tampa, Florida
November 13, 1998